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                                                                    Exhibit 21.1


              SUBSIDIARIES OF CHARLES RIVER ASSOCIATES INCORPORATED


Name of Organization                                    Jurisdiction
--------------------                                    ------------

CRA Security Corporation                                Massachusetts
Charles River Associates Canada Ltd.                    Ontario
NeuCo, Inc.                                             Delaware